Exhibit 99.1

Helicos BioSciences Reports Q3 2008 Financial Results

CAMBRIDGE, Mass., November 5, 2008 (BUSINESS WIRE) — Helicos BioSciences Corporation (NASDAQ: HLCS) announced today its financial results for the third quarter ended September 30, 2008.

“Helicos continues to make important strides in key aspects of our business aimed at building our commercial momentum,” said Steve Lombardi, Helicos president and chief executive officer. “We believe the scientific capability available at our initial specifications, validated on our system in the third quarter, provides unique value to scientists as they scale their experiments and delve deeper into the biology of the cell in translational research.”

Q3 2008 Financial Results

For the third quarter of 2008, the company reported a net loss attributable to common stockholders of $11,455,000 or $0.55 per share. This compares to a net loss attributable to common stockholders of $9,964,000, or $0.48 per share, for the third quarter of 2007.

The company reported $202,000 in revenue for the third quarter of 2008, compared with $230,000 in revenue for the third quarter of 2007. These amounts represent grant revenue from the National Institutes of Health.

Total operating expenses for the third quarter of 2008 were $11,047,000 compared with $10,857,000 for the third quarter of 2007.

The company ended the third quarter of 2008 with $22,768,000 in unrestricted and restricted cash.

Operational Update

•                  The company announced that Stanford University has ordered a HeliScope Sequencer for use in its cancer research center. The center plans to use the Helicos™ Genetic Analysis System in a cutting-edge research program involving cancer stem cell biology. The instrument was shipped on October 7, 2008. This was the company’s second shipment to date.

•                  Initial commercial specifications for the Helicos™ Genetic Analysis Platform were set at 50 Mb per hour; 10 Gb per run in 8 days. Early adopters can expect 8 million reads at length-of-read from 25 to 50 bases in each of the 50 flow cell channels utilized, totaling 400 million reads per run. Aftermarket costs are approximately $1.80 per megabase sequenced or $45 per million reads. Additionally, performance is independent of template sizes anywhere from 25 b to 8 Kb. The total error rate is less than or equal to 5%, with a competitive 0.5% substitution error rate. Further, the error rate is independent of the read length. The HeliScope Sequencer is capable of accurately sequencing samples with 20% to 80% GC content.

•                  Scientific data presented at conferences throughout the third quarter included conclusive demonstration of HeliScope Sequencer performance exceeding 50 Mb per hour using three bacterial genomes of diverse genomic content with limited if any sequence content bias, as well as proof-of-concept on single molecule paired reads maintaining our simple, amplification-free sample prep on human placental RNA and a demonstration of digital gene expression performance demonstrating accuracy, high levels of reproducibility and quantitation.

•                  The company announced a collaboration with Sweden’s Uppsala University, a comprehensive international research university. The research plan, led by Claes Wadelius, is aimed at gaining new insights into how genome structure plays a key role in the ways genes are regulated within cells.

Conference Call and Webcast

Helicos will hold a conference call at 9:00 a.m. EST today, November 5, 2008, to review its operating results for the third quarter of 2008.

Conference Call Numbers:

U.S.: 1-888-203-7667

International: 1-719-785-9450

Webcast: www.helicosbio.com

A dial-in replay of the conference call will be available from noon EST on November 5 through November 12 at 1-888-203-1112 (U.S.), 1-719-457-0820 (international), passcode: 3861934. The webcast will also be archived and available through November 12 via the Investor Relations section of the Helicos Web site.

About Helicos BioSciences

Helicos BioSciences is a life science company focused on innovative genetic analysis technologies for the research, drug discovery, and diagnostic markets. Helicos’ proprietary True Single Molecule Sequencing (tSMS)™ technology allows direct measurement of billions of strands of DNA enabling scientists to perform experiments and ask questions never before possible. Helicos is a recipient of the $1,000 genome grant and is committed to providing scientists the tools to unlock the era of genomic medicine. The company’s corporate headquarters are located at One Kendall Square, Building 700, Cambridge, MA 02139, and its telephone number is (617) 264-1800. For more information, please visit www.helicosbio.com.

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, management’s forecast of financial performance, expectations regarding the achievement of technical milestones, estimates of expenses and future revenues and profitability, product development and marketing plans, and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Helicos’ control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, our ability to successfully complete and/or scale the manufacturing process and commercialize the Helicos ™ Genetic Analysis System; our history of operating losses and ability to achieve profitability; our ability to establish manufacturing capabilities; the research and development spending levels of academic, clinical and governmental research institutions and pharmaceutical, biotechnology and agriculture companies who may purchase our Helicos Genetic Analysis System; our reliance on third-party suppliers; competition; changing technology and customer requirements; our ability to operate in an emerging market; market acceptance of our technology; the length of our sales and implementation cycles; our dependence on large contracts for the sale and implementation of our Helicos Genetic Analysis System; failure of our technology and products; our ability to maintain customer relationships and contracts; ethical, legal and social concerns surrounding the use of genetic information; our ability to retain our personnel and hire additional skilled personnel; our ability to manage our growth; our ability to control our operating expenses; general economic and business conditions; our ability to obtain capital when desired on favorable terms; and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Helicos undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Helicos, see the disclosure contained in Helicos’ public filings with the Securities and Exchange Commission.

Investor Relations Contact:	Media Contact:
Helicos BioSciences Corporation	Ruder Finn Public Relations
Justine Alonzo	Rachel Spielman
Investor Relations	(212) 583-2714 (office)
(617) 264-1822	(646) 872-2985 (cell)
InvestorRelations@helicosbio.com	spielmanr@ruderfinn.com

Helicos BioSciences Corporation

Condensed Statements of Operations

(in thousands except share and per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	(unaudited)		(unaudited)
	2008	2007	2008	2007

Grant revenue	$202	$230	$566	$465
Operating expenses
Research and development	5,644	7,242	18,432	17,925
Selling, general and administrative	5,403	3,615	16,417	10,176
Total operating expenses	11,047	10,857	34,849	28,101
Operating loss	(10,845)	(10,627)	(34,283)	(27,636)
Interest income (expense), net	(610)	663	(857)	1,250
Net loss	(11,455)	(9,964)	(35,140)	(26,386)
Beneficial conversion feature related to Series B redeemable convertible preferred stock	—	—	—	(18,140)
Net loss attributable to common stockholders	$(11,455)	$(9,964)	$(35,140)	$(44,526)
Net loss attributable to common stockholders per share—basic and diluted	$(0.55)	$(0.48)	$(1.70)	$(4.26)
Weighted average number of common shares used in computation—basic and diluted	20,741,822	20,573,636	20,719,026	10,449,355

Helicos BioSciences Corporation

Balance Sheet Data

(in thousands)

	September 30,	December 31,
	2008	2007
	(unaudited)	(unaudited)

Cash	$12,318	$52,683
Working capital	8,876	50,446
Restricted cash	10,450	450
Total assets	35,509	59,209
Total stockholders’ equity	12,207	43,439